EXHIBIT 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class B common stock, par value $0.01 per share of RAMACO RESOURCES, INC. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: July 3, 2023

YORKTOWN ENERGY PARTNERS IX, L.P.

By:	Yorktown IX Company LP,
Its General Partner

By:	Yorktown IX Associates LLC,
Its General Partner

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN IX COMPANY LP

By:	Yorktown IX Associates LLC,
Its General Partner

By	: /s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN IX ASSOCIATES LLC

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member
YORKTOWN ENERGY PARTNERS X, L.P.

By:	Yorktown X Company LP,
Its General Partner

By:	Yorktown X Associates LLC,
Its General Partner

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN X COMPANY LP

By:	Yorktown X Associates LLC,
Its General Partner

By	: /s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN X ASSOCIATES LLC

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN ENERGY PARTNERS XI, L.P.

By:	Yorktown XI Company LP,
Its General Partner

By:	Yorktown XI Associates LLC,
Its General Partner

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN XI COMPANY LP

By:	Yorktown XI Associates LLC,
Its General Partner

By	: /s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN XI ASSOCIATES LLC

By:	/s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member